EXHIBIT 10.1

SECOND AMENDMENT TO THE AGREEMENT FOR THE PROVISION OF SERVICES

This Second Amendment (“Amendment”) to the Agreement for the Provision of Services (“the Agreement”) with an effective date of March 1, 2012 (the “Effective Date”), is entered into by and between CompCare de Puerto Rico, Inc., (“CompCare”), and MSO of Puerto Rico, Inc., (“MSO”), sets forth additional duties and obligations

WHEREAS, MMM Healthcare, Inc. and its corporate affiliate PMC Medicare, Choice, Inc. and CompCare executed an Agreement for the Provision of Services entered into the 13th day of August, 2010 with an effective date of September 18, 2010, pursuant to which CompCare provides and arranges for the provision of mental health, substance abuse and certain pharmacy-related services to individuals covered by Benefit Plans sponsored or issued by Health Plans.

WHEREAS, Health Plans assigned its duties and obligations to the MSO effective January 10, 2012.

WHEREAS, MSO and CompCare desire to amend the Agreement in accordance with the definitive terms and conditions set forth below.

Amendment

1. Section 12 “Term and Termination”, clause 12.1 of the Agreement is amended to add the language in bold:

“12.1 Term This Agreement shall be effective on the Effective Date and shall continue until December 31, 2012, unless terminated as provided in this Agreement.

2. Exhibit A “Services Payment Addendum” of the Agreement is amended to modify the pharmacy PMPM amount for year two as follows:

The Pharmacy PMPM for Year two as established in the Agreement is $[*]. The parties agree to modify said amount to include an additional $[*] PMPM. The total Pharmacy amount payable to CompCare by the MSO effective from January 1, 2012 until the termination of the Agreement is $[*] PMPM.

Except as expressly set forth in this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized officers to execute and deliver this Agreement as of the date first written above, to be effective on the Effective Date.

COMPCARE DE PUERTO RICO, INC.		MSO OF PUERTO RICO, INC.

By:	/s/ Clark Marcus	By:	/s/ Raul Montalvo
Printed Name:	Clark Marcus	Printed Name:	Raul Montalvo, MD
Title:	CEO	Title:	President

Comprehensive Behavioral Care Inc. and Comprehensive Care Corporation, jointly and severally, hereby guarantee all the payment and performance obligations of CompCare de Puerto Rico, Inc. under or relating to this Agreement.

COMPREHENSIVE BEHAVIORAL CARE, INC.		COMPREHENSIVE CARE CORPORATION

By:	/s/ Clark Marcus	By:	/s/ Clark Marcus
Printed Name:	Clark Marcus	Printed Name:	Clark A. Marcus
Title:	Chief Executive Officer	Title:	Chairman and CEO